Exhibit 10.1
THIRD AMENDMENT TO CREDIT AGREEMENT
     THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of August 24, 2006 among (i) GENESCO INC., a Tennessee corporation (the “Borrower”), (ii) the subsidiaries of the Borrower identified as Guarantors on the signature pages hereto, (iii) the Lenders identified on the signature pages hereto and (iv) BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement referred to below.
RECITALS
     A. A Credit Agreement dated as of April 1, 2004 (as amended by that certain First Amendment, dated as of April 12, 2005, that certain Second Amendment, dated as of April 10, 2006, and as further amended or modified from time to time, the “Credit Agreement”) has been entered into by and among the Borrower, the Guarantors party thereto (the “Guarantors”), the financial institutions party thereto (the “Lenders”) and the Administrative Agent.
     B. The Borrower, the Guarantors, the Required Lenders and the Increase Lenders (as defined below) have agreed to an amendment and waiver of the terms of the Credit Agreement as set forth below.
AGREEMENT
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Amendment to Recitals. The second recital paragraph in the Credit Agreement is hereby amended by deleting the reference to “$175,000,000” and replacing it with a reference to “$205,000,000”.
     2. Amendments to Section 1.01.
     (a) The definition of “Aggregate Revolving Commitments” in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:
     “Aggregate Revolving Commitments” means the Revolving Commitments of all the Lenders. The initial amount of the Aggregate Revolving Commitments in effect on the Third Amendment Effective Date is ONE HUNDRED FIVE MILLION DOLLARS ($105,000,000).
     (b) The following defined term and related definition are hereby inserted into

Section 1.01 of the Credit Agreement in appropriate alphabetical order:
     “Third Amendment Effective Date” means August 24, 2006, which is the effective date of the Third Amendment to this Agreement.
     3. Amendment to Section 8.06 of the Credit Agreement. Section 8.06(d) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
     (d) after giving effect to the relevant Restricted Payment(s) on a Pro Forma Basis, the Borrower may (x) declare and make dividend payments in respect of its Capital Stock and/or (y) repurchase shares of its Capital Stock, if the cumulative amount of all such Restricted Payments (including any Restricted Payment proposed to be made) (A) after the Closing Date to and including the Third Amendment Effective Date would not exceed 25% of cumulative Consolidated Net Income (to the extent positive) from the Closing Date to the end of the accounting month immediately preceding the Third Amendment Effective Date, taken as a single period and (B) from and after the Third Amendment Effective Date would not exceed the sum of $50,000,000 and 25% of cumulative Consolidated Net Income (to the extent positive) from August 1, 2007 to the end of the accounting month immediately preceding the date of the action by the board of directors of the Borrower declaring or authorizing the relevant Restricted Payment(s), taken as a single period; provided, however, that, in order to comply with Regulation U issued by the FRB, any shares of the Borrower’s Capital Stock that are repurchased by the Borrower will immediately upon receipt thereof be deemed authorized but unissued shares and the certificates representing such shares, if any, will be marked “canceled”;
     4. Amendment to Section 8.15 of the Credit Agreement. Section 8.15 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
     Notwithstanding any other provisions of this Agreement to the contrary, permit any Consolidated Party to (i) permit any Person (other than the Borrower or any Wholly Owned Subsidiary of the Borrower) to own any Capital Stock of any Subsidiary of the Borrower, except (A) to qualify directors where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Capital Stock of Foreign Subsidiaries, (B) as a result of or in connection with a dissolution, merger, consolidation or disposition of a Subsidiary not prohibited by Section 8.04 or Section 8.05, or (C) in connection with certain joint ventures of the Borrower in an amount not to exceed $2,000,000 (ii) permit any Subsidiary of the Borrower to issue or have outstanding any shares of preferred Capital Stock or (iii) permit, create, incur, assume or suffer to exist any Lien on any Capital Stock of any Subsidiary of the Borrower, except for Permitted Liens.
     5. Amendment to Schedule 2.01. Schedule 2.01 set forth on Exhibit A hereto shall replace in its entirety the existing Schedule 2.01 to the Credit Agreement.

     6. Increase in the Aggregate Revolving Commitments.
     From and after the Third Amendment Effective Date, by execution of this Amendment, each Lender who increases its Revolving Commitment pursuant to the terms hereof, and indicated as such on Exhibit A attached hereto (each, an “Increase Lender”), hereby acknowledges and agrees that its Revolving Commitment as of the Third Amendment Effective Date is the amount set forth opposite such Lender’s name on Exhibit A attached hereto.
     The Borrower shall prepay any Revolving Loans outstanding on the Third Amendment Effective Date (and pay any additional amounts required pursuant to Section 3.05 of the Credit Agreement) to the extent necessary to keep the outstanding Revolving Loans ratable with any revised Pro Rata Shares arising from any nonratable increase in the Commitments pursuant to this Amendment.
     7. Condition Precedent to Effectiveness. The amendments to the Credit Agreement set forth herein shall be deemed effective as of the date hereof once the following conditions precedent have been satisfied:
     (a) the Administrative Agent shall have received from the Loan Parties, the Required Lenders and each Increase Lender duly executed counterparts of this Amendment; and
     (b) the Administrative Agent shall have received for each Lender a Federal Reserve Form U-1 duly executed and completed by the Borrower and which indicates that none of the Credit Extensions constitute, or will constitute, “purpose credit” within the meaning of Regulation U issued by the FRB (taking into account interpretations issued by the staff of the FRB).
     8. Representations and Warranties. Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders that, upon giving effect to this Amendment (a) no Default or Event of Default exists and (b) all of the representations and warranties set forth in the Loan Documents are true and correct in all material respects as of the date hereof (except for those that expressly state that they are made as of an earlier date, in which case they shall be true and correct as of such earlier date).
     9. Ratification of Credit Agreement. Except as expressly modified and amended in this Amendment, all of the terms, provisions and conditions of the Loan Documents shall remain unchanged and in full force and effect. The term “this Agreement” or “Credit Agreement” and all similar references as used in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as herein specifically agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.
     10. Authority/Enforceability. Each of the Loan Parties hereby represents and warrants as follows:
     (a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.
     (b) This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
     (c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment. The execution, delivery and performance by such Person of this Amendment does not and will not conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of any Loan Party or any of its Subsidiaries or any indenture or other material agreement or instrument to which such Person is a party or by which any of its properties may be bound or the approval of any Governmental Authority relating to such Person except as could not reasonably be expected to have a Material Adverse Effect.
     11. Expenses. The Borrower agrees to pay all reasonable costs and expenses in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen PLLC, special counsel to the Administrative Agent.
     12. Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts by telecopy shall be effective as an original.
     13. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TENNESSEE.
     14. Entirety. This Amendment and the other Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. These Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no oral agreements between the parties.
     15. Acknowledgment of Guarantors. The Guarantors acknowledge and consent to all of the terms and conditions of this Amendment and agree that this Amendment and any documents executed in connection herewith do not operate to reduce or discharge the Guarantors’ obligations under the Credit Agreement or the other Loan Documents.
     16. Affirmation of Liens. Each Loan Party affirms the liens and security interests created and granted by it in the Loan Documents (including, but not limited to, the Security Agreement, the Mortgage Instruments and the Control Agreements) and agrees that this Amendment shall in no manner adversely affect or impair such liens and security interests.
[Signature pages to follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment, to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:	GENESCO INC.

	By:	/s/ James S. Gulmi

	Name:	James S. Gulmi
	Title:	SVP-Finance & CFO

GUARANTORS:	GENESCO BRANDS INC.,
a Delaware corporation

	By:	/s/ James S. Gulmi

	Name:	James S. Gulmi
	Title:	SVP-Finance & CFO

HAT WORLD CORPORATION,
a Delaware corporation

	By:	/s/ James S. Gulmi

	Name:	James S. Gulmi
	Title:	SVP-Finance & CFO

HAT WORLD INC.,
a Minnesota corporation

	By:	/s/ James S. Gulmi

	Name:	James S. Gulmi
	Title:	SVP-Finance & CFO

ADMINISTRATIVE
AGENT:	BANK OF AMERICA, N.A., in its capacity
as Administrative Agent

	By:	/s/ John Pocalyko

	Name:	John Pocalyko
	Title:	Senior Vice President

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender and L/C Issuer

	By:	/s/ John Pocalyko

	Name:	John Pocalyko
	Title:	Senior Vice President

LASALLE BANK NATIONAL ASSOCIATION

	By:	/s/ W. P. Fischer

	Name:	W. P. Fischer
	Title:	Senior Vice President

WELLS FARGO FOOTHILL, LLC

	By:	/s/ Jennifer Fong

	Name:	Jennifer Fong
	Title:	Assistant Vice President

NATIONAL CITY BANK

	By:	/s/ Michael J. Durbin

	Name:	Michael J. Durbin
	Title:	Senior Vice President

SUN TRUST BANK

By:	/s/ J. H. Miles

Name:	J. H. Miles
Title:	Managing Director

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Brent Hamm

Name:	Brent Hamm
Title:	Officer

BRANCH BANKING & TRUST COMPANY

By:	/s/ Natalie Ruggiero

Name:	Natalie Ruggiero
Title:	Assistant Vice President

FIFTH THIRD BANK

By:	/s/ John K. Perez

Name:	John K. Perez
Title:	Vice President

PNC BANK NATIONAL ASSOCIATION

By:	/s/ Chester A. Misbach, Jr.

Name:	Chester A, Misbach, Jr.
Title:	Senior Vice President